Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACTS:
JAMES J. GROBERG AND RON KOCHMAN
VOLT INFORMATION SCIENCES, INC.
(212) 704-2400
VOLTINVEST@VOLT.COM

                       VOLT INFORMATION SCIENCES NOMINATES
                      THERESA HAVELL TO BOARD OF DIRECTORS

New York, NY, February 24, 2004 -- Volt Information Sciences, Inc. (NYSE: VOL) announced today that Theresa Ann Havell has been nominated to stand for election to its Board of Directors at the Company's annual meeting of shareholders to be held on April 9, 2004. Ms. Havell is President and Chief Investment Officer of Havell Capital Management, an investment management firm utilizing proprietary risk management technology to maximize fixed income returns and was a former partner of Neuberger and Berman.

William Shaw, President and Chairman of the Board of Volt Information Sciences, stated "Ms. Havell will bring a wealth of business experience to our Board, and I believe her financial expertise will contribute greatly to our Company. I wholeheartedly endorse the recommendation of our Board and I congratulate them on their choice. I am sure the shareholders of the Company will support her election."

In other governance related actions the Board of Directors of Volt voted to reduce its size to seven members from its current composition of nine, and announced that Jerome Shaw, Irwin Robins, and James Groberg will not stand for re-election as directors and have withdrawn their names from Board consideration.

Mr. William Shaw commented, "Words cannot describe the dedication and creativity contributed by Jerry, Win and Jim during their years of service on the Board. Their support has been instrumental in the growth and success of our Company. Their stepping down from the Board to comply with the requirements of Sarbanes Oxley is a reflection of their commitment to Volt, and we will continue to rely on the contributions of Jerry and Jim, as Corporate Officers, and of Win, as a trusted advisor, in the development and implementation of Volt's business plans for the future."

Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions for its Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt Information Sciences, Inc., web site at http://www.volt.com.

This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.